Exhibit 10.5

COMMUNITY BANKERS ACQUISITION CORP.

_______________, 2005

Community Bankers Acquisition, LLC
717 King Street
Alexandria, Virginia 22314

Gentlemen:

     This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Community Bankers Acquisition Corp. (the “Company”) and continuing (i) until the consummation by the Company of a “Business Combination” (as described in the Company’s IPO prospectus), (ii) 18 months from commencement of the IPO if the Company does not effect a business combination, or (iii) 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months of commencement of the IPO and the Company has not effected a business combination, Community Bankers Acquisition LLC shall make available to the Company certain office and secretarial services as may be required by the Company from time to time, situated at 717 King Street, Alexandria, Virginia 22314. In exchange therefor, the Company shall pay Community Bankers Acquisition LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

Very truly yours,

COMMUNITY BANKERS ACQUISITION CORP.

By:

Name:

Title:

AGREED TO AND ACCEPTED BY:

COMMUNITY BANKERS ACQUISITION, LLC

By:

Name:	Gary A. Simanson
Title:	Manager